EXHIBIT 10.40
                                                  1996 FORM 10-K


                        BUCYRUS INTERNATIONAL, INC.

                   1996 EMPLOYEES' STOCK INCENTIVE PLAN

                    STOCK APPRECIATION RIGHTS AGREEMENT


     THIS AGREEMENT, made and entered into as of this 7th day of November, 1996, by and between BUCYRUS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and DANIEL J. SMOKE (the "Grantee").

                                WITNESSETH:

     WHEREAS, the Company has adopted the 1996 Employees' Stock Incentive Plan (the "Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

     WHEREAS, one of the purposes of the Plan is to permit the granting of stock appreciation rights ("Stock Appreciation Rights") with respect to shares of the Company's common Stock, $.01 par value (the "Common Stock"), to certain key employees of the Company and its affiliates; and

     WHEREAS, the Grantee is now employed by the Company or an affiliate of the Company in a key capacity, and the Company desires the Grantee to remain in such employ, and to receive incentive compensation based on the appreciation in value of the stock of the Company in order to increase his incentive and personal interest in the welfare of the Company.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

     1. Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Grantee Stock Appreciation Rights (as defined in the Plan) with respect to the aggregate amount of Fifty Thousand (50,000) shares of Common Stock (the "SAR Shares").

     2. Grant Price. The grant price for the SAR Shares shall be $8.75 per share, which is equal to 100% of the last sale price for the Common Stock on the Nasdaq National Market System on the trading date next preceding the date Grantee commenced employment with the Company.

     3.   Exercisability and Termination of Stock Appreciation Rights.
Except as otherwise provided herein, the Stock Appreciation Rights may be exercised only while the Grantee is an employee of either the Company or an affiliate of the Company and only if the Grantee has been continuously so employed since the date of grant of the Stock Appreciation Rights. Subject to the vesting provisions of this Paragraph 3 and Paragraph 6, the Stock Appreciation Rights may be exercised by the Grantee in whole, or in part from time to time, during the 10-year period beginning on the date hereof, and ending on November 6th, 2006.

          Notwithstanding the above provisions of this Paragraph 3 regarding the exercisability of the Stock Appreciation Rights, Grantee shall not have the right to exercise the Stock Appreciation Rights hereunder until the sixth anniversary of the date of this Agreement unless portions of the Stock Appreciation Rights shall vest sooner based on the Company's achievement of EBITDA (as hereinafter defined) goals for fiscal years ending prior to the third, fourth and/or fifth anniversaries of the date of this Agreement, pursuant to the provisions of this Paragraph 3.

          The portion of Stock Appreciation Rights which shall vest sooner than the sixth anniversary of the date of this Agreement shall be thirty-three and one-third percent (33 1/3%) of the total number of SAR Shares on each of the third, fourth and fifth anniversaries of the date of this Agreement if the Company shall have achieved the EBITDA goal for the fiscal year of the Company ending immediately prior to such anniversary date, as set forth in Schedule I attached hereto. Such vesting shall occur if such EBITDA goal is achieved notwithstanding the termination of Grantee's employment with the Company (i) on or after the last day of the fiscal year to which such goal relates but prior to the determination of EBITDA for such year or (ii) as of an anniversary of the Employment Agreement pursuant to the second sentence of
Section 9(a) of the Employment Agreement. If such EBITDA goal for any fiscal year is not achieved, the shares of SAR Shares which would otherwise have been vested shall continue to be unvested until the vesting date hereinafter specified, notwithstanding that an EBITDA goal may be met for a subsequent fiscal year within the Period of Vesting (as hereinafter defined). For purposes hereof, "EBITDA" shall mean the Company's earnings before interest, taxes, depreciation and amortization determined in accordance with generally accepted accounting principles in a manner consistent with the Company's past practice. The determination of EBITDA for any fiscal year shall be made by the firm of certified public accountants engaged to audit the Company's financial statements for such fiscal year. In the event the Company shall fail to achieve the EBITDA goal for any such year and the Board of Directors of the Company shall determine that such failure was primarily due to circumstances beyond the control of the Grantee, the Board of Directors shall direct that the number of SAR Shares which would have vested if such EBITDA goal had been achieved shall be vested; provided, however, that the determination of the Board of Directors with respect to the primary cause of such failure shall be final and nonappealable by the Grantee. To the extent any SAR Shares have not been previously vested pursuant to the provisions of this Paragraph 3, such SAR Shares shall be fully vested upon the sixth anniversary of the date of this Agreement. Such six-year period is herein referred to as the "Period of Vesting."

          In the event of a Change of Control (as defined in Paragraph 10(b) of the Employment Agreement), the Stock Appreciation Rights shall be automatically fully vested and exercisable, subject to forfeiture to the extent provided in Paragraph 10(c) of the Employment Agreement.

     4. Manner of Exercise. Subject to the provisions of Paragraphs 3 and 6 hereof, the Stock Appreciation Rights may be exercised only by written notice to the Company, served upon the Secretary of the Company at its office at South Milwaukee, Wisconsin, specifying the number of shares in respect to which the Stock Appreciation Rights are being exercised. In the discretion of the Company, as determined by the Committee or the Board of Directors at the time of exercise, the amount payable to Grantee by reason of the exercise of the Stock Appreciation Rights, determined in accordance with the provisions of the Plan, may be settled in cash or Common Stock or any combination of them.

     5. Nontransferability of the Stock Appreciation Rights. The Stock Appreciation Rights shall not be assignable, alienable, saleable or transferable by the Grantee other than by will or the laws of descent and distribution; provided, however, that the Grantee shall be entitled, in the manner provided in Paragraph 9 hereof, to designate a beneficiary to exercise his rights, and to receive any amounts payable with respect to the Stock Appreciation Rights upon the death of the Grantee. The Stock Appreciation Rights may be exercised during the lifetime of the Grantee only by the Grantee or, if permitted by applicable law, the Grantee's guardian or legal representative.

     6.   Exercisability After Termination of Employment.

     (a) Death or Disability; Retirement. In the event the Grantee dies while he is in the employ of the Company or any affiliate or if his employment is terminated by reason of his Retirement (as hereinafter defined) or by reason of his Disability (as hereinafter defined) the Stock Appreciation Rights, to the extent not theretofore exercised, may be exercised in full as follows: (i) by the legal representative of the Grantee (who for purposes of this Agreement may be the Grantee's beneficiary as designated pursuant to Paragraph 9) at any time within twelve (12) months after the date of the Grantee s death while in the employ of the Company or any affiliate; or (ii) by the Grantee or his legal representative or guardian at any time within twelve months after the termination of the Grantee's employment by reason of Retirement (as hereinafter defined) or by reason of his Disability (as hereinafter defined), but in no event under subparagraphs (i) or (ii) later than ten years after the date of grant of the Stock Appreciation Rights. For purposes of this Agreement, Grantee's employment shall be deemed to have been terminated by reason of his "Retirement" if his employment is terminated voluntarily or involuntarily for any reason other than Cause (as hereinafter defined) on or after attaining age 65 or, voluntarily by Employee with the consent of the Board of Directors of the Company after not less than five (5) years of service with the Company, which consent will not be unreasonably withheld. For purposes hereof, "Disability" shall mean "Disability" as defined in Paragraph 9(c) of the Employment Agreement between Grantee and the Company dated the date hereof ("Employment Agreement").

     (b) Change of Control. In the event of a Qualifying Termination of Grantee's employment in connection with a Change of Control (as defined in Paragraph 10(b) of the Employment Agreement), the Stock Appreciation Rights shall be automatically fully vested and Grantee shall have the right at any time within the three (3) months after the date of Grantee's Qualifying Termination, but in no event later than ten years after the grant of the Stock Appreciation Rights, to exercise the Stock Appreciation Rights, provided that the accelerated vesting of the Stock Appreciation Rights shall be subject to forfeiture to the extent provided in Paragraph 10(c) of the Employment Agreement.

     (c) Termination for Cause. In the event the Grantee's employment is terminated for Cause (as hereinafter defined), the Stock Appreciation Rights, to the extent not theretofore exercised, shall immediately terminate upon such termination of employment. For purposes of this Agreement, the definition of the term Cause shall mean "Cause" as defined in Section 9(e) of the Employment Agreement.

     (d) Other. In the event that the Grantee is discharged or leaves the employ of the Company and its affiliates for any reason (other than the death or Disability of the Grantee, the Retirement of the Grantee as defined in Paragraph 6(a) hereof, a Qualifying Termination in connection with a Change of Control, or the termination of the Grantee for Cause), the Stock Appreciation Rights, to the extent not theretofore exercised, may be exercised to the extent vested by the Grantee or by his legal representative or guardian at any time within three (3) months after the date of termination of employment, but in no event later than ten years after the date of grant of the Stock Appreciation Rights.

     7. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Grantee (whether payable as settlement for the exercise of the Stock Appreciation Rights, salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Grantee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

     8. Capital Adjustments Affecting the Common Stock. The number of SAR Shares subject hereto and the related per share exercise price shall be subject to adjustment in accordance with Section 4(b) of the Plan.

     9. Designation of Beneficiary. (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Grantee in accordance herewith (the person who is the Grantee's beneficiary at the time of his death is herein referred to as the "Beneficiary") shall be entitled to exercise the Stock Appreciation Rights to the extent they are exercisable, after the death of the Grantee. The Grantee may from time to time revoke or change his beneficiary without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Grantee's death, and in no event shall any designation be effective as of a date prior to such receipt.

     (b) If no such Beneficiary designation is in effect at the time of the Grantee's death, or if no designated Beneficiary survives, the Grantee or if such designation conflicts with law, the Grantee's estate acting through his legal representative, shall be entitled to exercise the Stock Appreciation Rights, to the extent they are exercisable after the death of the Grantee. If the Committee is in doubt as to the right of any person to exercise the Stock Appreciation Rights, the Company may refuse to recognize such exercise, without liability for any changes in value of the SAR Shares, until the Committee determines the person entitled to exercise the Stock Appreciation Rights, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

     10. Restriction Exercise. In addition to other limitations on exercise of the Stock Appreciation Rights provided hereunder, Grantee further agrees that, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the Stock Appreciation Rights provided in this Agreement may not be exercised prior to the date six months after the date on which the Plan was approved by the shareholders of the Company.

     11. Status of Grantee. The Grantee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the SAR Shares or the Stock Appreciation Rights. Neither the Plan nor the Stock Appreciation Rights shall confer upon the Grantee any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate the employment of the Grantee at any time.

     12. Powers of the Company Not Affected. The existence of the Stock Appreciation Rights shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     13. Interpretation by Committee. As a condition of the granting of the Stock Appreciation Rights, the Grantee agrees, for himself and his legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

     14. Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                              BUCYRUS INTERNATIONAL, INC.
                              ("Company")


                              By:  /s/W. R. Hildebrand

                              Title: __________________________________




                              /s/Daniel J. Smoke
                              DANIEL J. SMOKE, Grantee


                              Beneficiary: Mary V. Vincent
                              Address of Beneficiary:745 Splyglass Hill
                                Holland, MI  49424

                              Beneficiary's Tax Identification
                              No.:    ###-##-####

                                SCHEDULE I
                                    to
                    STOCK APPRECIATION RIGHTS AGREEMENT
                          Dated November __, 1996


                               EBITDA GOALS



             Fiscal Year
               Ending                   EBITDA Goal

               1998                     $23,946,000
               1999                     $29,203,000
               2000                     $31,453,000